UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2024 (June 10, 2024)

SYNTEC OPTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41034	87-0816957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Lee Rd.

Rochester, NY 14606

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(585) 768-2513

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.0001 per share	OPTX	The Nasdaq Capital Market
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share, subject to adjustment	OPTXW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2024, Syntec Optics Holdings, Inc., a Delaware corporation (the “Company”) announced the change in executive level appointment to support growth plan, ramping new products and capabilities using data-driven financial leadership.

The Company named Dean Rudy Chief Financial Officer (“CFO”), effective June 10, 2024. Dean Rudy will succeed Robert (Casey) Nelson as Chief Financial Officer after the foundation for the Company was established.

Dean Rudy brings a unique combination of financial and operational leadership skills and experience that has been cultivated in small, medium, and fortune 100 sized businesses with the common thread of partnering with the management team and achieving profitable company growth. Dean started his career with 17 years at Xerox Corporation (Nasdaq : XRX) where he held many roles within their manufacturing organization as well as having served as the worldwide controller for their Small Office / Home Office division and the general manager of their Personal Copier Unit. More recently Dean has led the finance and accounting at medium sized businesses across a broad array of industries including printing and publishing, metal recycling, and retail. He last assignment was as CFO for Auction Direct USA, a multi-state used car superstore company.

Mr. Rudy’s experience includes enabling the division at Xerox to grow from under $50M to $500M and improving the management of accounting, reporting, and strategy during rapid growth. At other manufacturing organizations after Xerox, he implemented enterprise systems, seamlessly combining all material flows, purchases, sales, and accounting while enabling reporting capabilities to drive pricing and competitive strategies. He drove streamlining systems for customer processes, KPIs, forecasting, IT infrastructure, and new product expansions.

Dean has an MBA in finance and accounting from the Olin Business School at Washington University in St. Louis and a BA in economics from St. Olaf College in Northfield, MN.

Departure of Mr. Nelson

On June 7, 2024, the Company entered into a separation and release agreement (the “Separation Agreement”) with Mr. Nelson offered to aid the employment transition. Pursuant to the Separation Agreement, Mr. Nelson’s employment termination date is June 10, 2024 (the “Separation Date”) resigning from all positions including position as a non-employee Director on the Board of Directors, in lieu of an involuntary termination without cause. The preceding sentence is not contingent or conditioned on the occurrence of any other events and is effective regardless of whether the Separation Agreement becomes effective in accordance with its terms. Pursuant to the Separation Agreement, Mr. Nelson will receive his weekly salary for four weeks after termination date. The Separation Agreement includes a general release of claims by Mr. Nelson and certain restrictive covenants in favor of the Company, including non-competition and non-solicitation covenants following his termination date.

Item 7.01. Regulation FD Disclosure.

On June 10, 2024, the Company issued a press release announcing the appointment of Mr. Rudy as its Chief Financial Officer to succeed Mr. Nelson. A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference in its entirety.

The information set forth in Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit
Number	Description

99.1	Press Release Dated June 10, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTEC OPTICS HOLDINGS, INC.

	By:	/s/ Al Kapoor
Date: June 10, 2024	Name:	Al Kapoor
	Title:	Chief Executive Officer